SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act or 1934
                              (Amendment No.  )


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       Section 240.14a-12


                             CB BANCSHARES, INC.


                (Name of Registrant as Specified In Its Charter)
- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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FOR IMMEDIATE RELEASE

Contact:     Daniel Motohiro
                   (808) 546-2424

                   Wayne Miyao
                   (808) 546-8484
                   CB Bancshares  Inc.

CB BANCSHARES  INC. REPORTS FIRST QUARTER 1996 RESULTS

HONOLULU  HI MAY 16  1996 ... CB Bancshares, Inc. (NASDAQ: CBBI) reported net income of $0.6 million or $0.16 per fully-diluted share for the three months ended March 31, 1996 as compared to $2.3 million or $0.66 per fully-

diluted share for the same period in 1995. The decrease in revenue is primarily due to the recognition of one time costs related to the previously announced voluntary separation program.  Net income for the first quarter would have been

$2.6 million or $0.72 per fully-diluted share without the one time charge.

Net  interest income was $13.8 million for the three months ended March 31,

1996, a decrease of $0.1 million or 01.2% from the first quarter of 1995.

Return on average assets for the first quarter of 1996 was 0.16% compared to

0.66% for the first quarter of 1995.  Return on average equity was 1.98% for the quarter of 1996 as compared to 8.47% for the same period in 1995.  The allowance for loan losses stood at $14.5 million at March 31, 1996 and  $14.4 million at March 31, 1995. The Company's capital levels exceed all regulatory requirements with a leverage ratio of  7.28% at March 31, 1996, which compares to 6.80% at March 31, 1995.

On January 31, 1996, the Company announced a major initiative to further improve operating efficiency and decrease expenses by offering a voluntary separation program ("VSP") to all employees.  The VSP exceeded projected results and a one time charge of  $3.3 million was accrued for estimated separation payments.  Employees under the VSP who have not left the Company at

March 31, 1996 are scheduled to leave in the second and third quarters of 1996.

CB Bancshares provides a full range of banking products and services for small-

to-medium size businesses and retail customers through its principal subsidiaries, City Bank and International Savings & Loan Association. The Company, with 24 branches on the islands of Oahu, Maui, and Hawaii, is the third largest bank holding company headquartered in Hawaii with $1.4 billion in assets, $1.1 billion in loans and $1.0 billion in deposits.























































CB BANCSHARES, INC. AND SUBSIDIARIES (unaudited)
                         CONSOLIDATED BALANCE SHEETS

(in thousands, except shares and per share data)
- -------------------------------------------------------------------------------
                                        March 31,    December 31,    March 31,
                                          1996          1995           1995
- -------------------------------------------------------------------------------
ASSETS
Cash and due from banks                $   77,806    $   75,119     $   49,902
Federal Funds Sold and securities
     purchased                                605            0               5
Investment securities:
     Held-to-maturity                       8,626         9,244        223,052
     Available for sale                   180,312       231,495         42,563
     Trading                                   82            96          1,039
Loans held for sale                         2,309        14,350             -
Gross loans                             1,110,275     1,121,186      1,104,711
     Less allowance for loan losses       (14,528)      (14,576)       (14,423)
Net Loans                               1,095,747     1,106,610      1,090,288
Premises and equipment                     16,660        16,960         17,619
Other assets                               32,644        36,362         43,210
Goodwill                                   11,064        11,277         11,923
- -------------------------------------------------------------------------------
Total assets                           $1,425,855    $1,501,513     $1,479,601
===============================================================================

LIABILITIES AND STOCKHOLDERS EQUITY
Deposits
  Non-interest bearing                 $  117,727    $  137,287     $  124,078
  Interest bearing                        855,114       874,196        828,332
- -------------------------------------------------------------------------------
     Total deposits                       972,841     1,011,483        952,410
Short-term borrowings                     197,984       239,360        283,673
Other liabilities                          24,238        32,793         34,751
Long-term debt                            115,975       101,371         96,232
- -------------------------------------------------------------------------------
     Total liabilities                  1,311,038     1,385,007      1,367,066
Contingencies (Note B)
Stockholders' equity
  $1 par value, 50,000,000 shares
  authorized, Issued and
  outstanding - 3,551,228 shares            3,551         3,551          3,551
Additional paid-in capital                 65,080        65,080         65,080
Retained earnings                          45,699        46,279         44,068
Unrealized valuation adjustment               487         1,596           (164)
Total stockholders' equity                114,817       116,506        112,535
- -------------------------------------------------------------------------------
Total liabilities and
 stockholders' equity                  $1,425,855    $1,501,513     $1,479,601
===============================================================================


                              CB BANCSHARES, INC. AND SUBSIDIARIES (unaudited)
                                    CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share data)                  Quarter ended
- ------------------------------------------------------------------------------
                                                  March 31,         March 31,
                                                    1996              1995
- ------------------------------------------------------------------------------
Interest income
  Interest and fees on loans                          $23,816        $23,230
  Interest and dividends on investment securities
    Taxable                                             2,971          4,023
    Non taxable                                            54             70
    Dividends                                             421            162
Other interest income                                   507            118
- -------------------------------------------------------------------------------
         Total interest income                         27,769         27,603

Interest Expense
  Deposits                                              9,038          7,815
  Short-term borrowings                                 3,116          4,131
  Long-term debt                                        1,837          1,716
- -------------------------------------------------------------------------------
         Total interest expense                        13,991         13,662
         Net interest income                           13,778         13,941
Provision for loan losses                                 310            120
- -------------------------------------------------------------------------------
         Net interest income after provision
           for loan losses                             13,468         13,821

Other income
  Service charges and fees                              1,695          2,072
  Other                                                 1,265            112
- -------------------------------------------------------------------------------
         Total other income                             2,960          2,184

Other expenses
  Salaries and employee benefits                        8,690          5,074
  Net occupancy and equipment expense                   2,378          2,419
  Other                                                 4,409          4,776
- -------------------------------------------------------------------------------
         Total other expenses                          15,477         12,269
- -------------------------------------------------------------------------------
         Income before income taxes                       951          3,736
  Provision for income taxes                              377          1,400
- -------------------------------------------------------------------------------
Net income                                             $  574         $2,336
===============================================================================
Per common share:
         Net income                                    $ 0.16         $ 0.66
===============================================================================






CB BANCSHARES, INC. AND SUBSIDIARIES (unaudited)
SELECTED RATIOS AND OTHER DATA
(in thousands, except per share data)

                                                          Quarter Ended
                                                            March 31
                                                      1996              1995
                                                      ----              ----

Operating Ratios:

     Return on Average Assets                         0.16%             0.65%
     Return on Average Equity                         1.98              8.47
     Net Interest Margin                              4.08              4.15

Capital Ratios:

     Equity/Assets                                    8.05%             7.61%

Per Share Information:

     Earnings per share                         $     0.16        $     0.66
     Dividends per share                             0.325             0.325
     Book Value per share                            32.33             31.69

Credit Quality Data:

     Non-performing loans                       $   19,970        $   16,835
     Non-performing loans                           20,775            18,717
     Loan loss reserve                              14,528            14,423

Average Balances:

     Loans, net                                 $1,129,526        $1,093,800
     Earning assets                              1,372,081         1,363,390
     Total assets                                1,463,684         1,459,556
     Deposits                                      985,987           940,054
     Equity                                        115,662           111,850


